POWER OF ATTORNEY

        The undersigned (the "Reporting Person") hereby constitutes and appoints Tracy
M. J. Colden as the Reporting Person's true and lawful attorney-in-fact to:

        (1)  execute for and on behalf of the Reporting Person, in the Reporting Person's capacity as an officer and/or director of Highland Hospitality Corporation (the
"Company"), Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder;

        (2)  do and perform any and all acts for and on behalf of the Reporting Person which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

        (3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the Reporting Person, it being understood that the documents executed by such attorney-in-fact on behalf of the Reporting Person pursuant to this
Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        The Reporting Person grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the Reporting Person might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of
Attorney and the rights and powers herein granted.  The Reporting Person acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the
Reporting Person, is not assuming, nor is the Company assuming, any of the Reporting
Person's responsibilities to comply with Section 16 of the Securities Exchange Act of
1934.

        This Power of Attorney shall remain in effect until the Reporting Person is no longer required to file Forms 3, 4 and 5 with respect to the Reporting Person's holdings of, and transactions in securities issued by, the Company, unless earlier revoked by the
Reporting Person in a signed writing delivered to the attorney-in-fact.

        IN WITNESS WHEREOF, the Reporting Person has caused this Power of
Attorney to be executed on December 11, 2003.

 Sign here: /s/ Margaret A. Sheehan

 Print Name: Margaret A. Sheehan